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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  June 19, 1996
                Date of Report (Date of earliest event reported)

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                        1-8993                94-2708455
 (State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)        file number)         Identification No.)

                     80 South Main Street, Hanover, NH 03755
                    (Address of principal executive offices)

                                 (603) 643-1567
              (Registrant's telephone number, including area code)
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Item 2.      Acquisition or Disposition of Assets.

    (a) On June 19, 1996 Fund American Enterprises Holdings, Inc. ("Fund American") through its primary operating subsidiary White Mountains Holdings. Inc. purchased, for $79.4 million a 50% interest in Folksamerica Holding Company, Inc. ("Folksamerica"), parent company of Folksamerica Reinsurance Company. A copy of the definitive securities purchase agreement relating to such purchase, without exhibits or schedules thereto, is filed herewith as Exhibit 10(a) and is incorporated herein by reference. The proceeds from Fund American's investment were used by Folksamerica to complete its previously announced acquisition of Christiania General Insurance Corporation of New York ("Christiania") for $88.0 million.

             The investment in Folksamerica includes (i) 6,920,000 shares of ten-year 6.5% voting preferred stock having a liquidation preference of $79.4 million (the "Preferred Stock") and (ii) ten-year warrants to purchase up to 6,920,000 shares of Folksamerica Common Stock at an initial exercise price of $11.47 per share (the "Warrants"). Fund American was granted certain registration rights with respect to the Preferred Stock and the Folksamerica Common Stock issuable upon exercise of the Warrants.

             The transaction was valued at $79.4 million based on arm's length negotiations among Fund American and Folksamerica. Prior to this undertaking, Fund American and Folksamerica had no pre-existing relationship. The source of funds used to acquire Fund American's interest in Folksamerica was derived from sales of short-term investments.

             On June 20, 1996, the registrant issued a Press Release announcing, among other things, the consummation of the Folksamerica investment. A copy of such Press Release is filed herewith as
             Exhibit 28(a) and is incorporated herein by reference thereto.

    (b) The assets acquired by Fund American, as a result of the foregoing transaction, did not consist of plant, property, equipment or other physical property.

Item 7.      Financial Statements and Exhibits.

    (a) Financial Statements of Businesses Acquired. The financial statements required by part (a) of Item 7 relating to Folksamerica and Christiania are not currently available. Fund American will provide the requisite financial statements, prepared in accordance with Regulation S-X, in an amendment to this report.


    (b) Pro Forma Financial Information. The pro forma financial information required by part (b) of Item 7 relating to Folksamerica and Christiania is not currently available. Fund American will provide the requisite financial information, prepared in accordance with Regulation S-X, in an amendment to

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             this report.

    (c)      Exhibits. The following exhibits are filed herewith:


   Exhibit No.                       Description
   -----------                       -----------

1.    10 (a)      Press Release of the registrant dated June 20, 1996.

      28 (a) Securities Purchase Agreement by and between Fund American Enterprises Holdings, Inc. and Folksamerica Holding Company, Inc., dated March 6, 1996, filed without exhibits or schedules.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FUND AMERICAN ENTERPRISES HOLDINGS, INC.

Dated: June 28, 1996          By:  ______________/s/____________________

                                             Michael S. Paquette
                                             Vice President and
                                             Controller

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